Exhibit 10.3

Third Amendment to Amended and Restated Employment Agreement

1.This third amendment (the “Third Amendment”) is made by B/E Aerospace, Inc. (the “Company”) and Ryan M. Patch (“Executive”), parties to that certain Amended and Restated Employment Agreement dated July 29, 2013 (the “Agreement”).

2. The Agreement is amended as follows:

In the first sentence of Section 3 of the Agreement, the phrase “Senior Vice President and Chief Financial Officer” shall be deleted and replaced by the phrase “Chief Executive Officer”.

In Section 5(d)(ii) of the Agreement, the phrases “Senior Vice President and Chief Financial Officer” and “Chief Financial Officer” shall be deleted and replaced by the phrase “Chief Executive Officer”.

3. Except as set forth in this Third Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms, and any previous amendments thereto. If there is conflict between this Third Amendment and the Agreement or any earlier amendment, the terms of this Third Amendment will prevail.

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the date written below.

EXECUTIVE

Ryan M. Patch

Dated:

B/E Aerospace, Inc.

Thomas McCaffrey
Senior Vice President and Chief Financial Officer

Dated: